Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-212832 on Form S-3 of our report dated March 27, 2019, relating to the consolidated financial statements and financial statement schedules of Cole Credit Property Trust IV, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Credit Property Trust IV, Inc. for the year ended December 31, 2018.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 27, 2019